Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to incorporation by reference of our report dated September 27, 2013, relating to the consolidated financial statements of OncoSec Medical Incorporated and Subsidiary, a development stage company, for the years ended July 31, 2013 and 2012, and for the period from inception (February 8, 2008) to July 31, 2013, included in or made part of this Registration Statement on Form S-8.

/s/ Mayer Hoffman McCann, P.C.

San Diego, California

July 28, 2014